Exhibit 10.1

AMENDMENT

TO THE

SATCON TECHNOLOGY CORPORATION

2010 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Satcon Technology Corporation, a Delaware corporation (the “Company”), adopted the Satcon Technology Corporation 2010 Employee Stock Purchase Plan (the “Plan”); and

WHEREAS, pursuant to the Section 16 of the Plan, the Company reserved the right to amend the Plan; and

WHEREAS, the Company now wishes to amend the Plan to clarify the circumstances under which the Offering Period (as that term is defined in the Plan) may be reset, and to change the formula under which the Exercise Price (as that term is defined in the Plan) is determined.

NOW THEREFORE, the Plan is hereby amended as follows:

1.                                      Section 4(b) of the Plan is hereby amended and restated, in its entirety, to read as follows, effective May 2, 2011:

“(b)                           Automatic Reset of Offering Period.  If the Fair Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the first Trading Day of the Offering Period in progress, then the Offering Period in progress shall end immediately following the close of trading on such Exercise Date.  Subsequent Offering Periods shall commence on the August 15, November 15, February 15 or May 15, as applicable, immediately following the end of the previous Offering Period and shall extend for a 12 month period ending on August 14, November 14, February 14 or May 14, as applicable, except to the extent a reset of the subsequent Offering Period would be required prior to the end of the 12 month period ending on August 14, November 14, February 14 or May 14, as applicable, pursuant to this Section 4(b), or to the extent the duration of the subsequent Offering Period is otherwise changed pursuant to Sections 4(c), 14 or 16 hereof.”

2.                                      Section 7(b) of the Plan is hereby amended and restated, in its entirety, to read as follows, effective for any Offering Periods (as that term is defined in the Plan) that begin on or after the date of this Amendment:

“(b)                           Exercise Price.  The Exercise Price per share of Common Stock offered to each Participant in a given Offering Period shall be the lower of: (i) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Offering Date, or (ii) the Applicable Percentage of the Fair Market Value of a share of Common Stock on the Exercise Date.”

IN WITNESS WHEREOF, the Company has executed this Amendment as of May 2, 2011.

Satcon Technology Corporation, a Delaware corporation

By:	/s/ Charles S. Rhoades
Name: Charles S. Rhoades
Title: CEO